UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2007

Web2 Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-29462	13-412764
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Lucerne Circle, Suite 600
Orlando, FL 32801
(Address of Principal Executive Offices)

(407) 316-8906
(Registrant's telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5.02d Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2007 Aaron Stein and Eric Seidel were appointed to the Board of Directors of the Registrant.

Aaron Stein currently manages his own CPA firm with over 25 years of experience working with a diversity of clients including providing audit and review and consulting services for small public companies, tax support for law firms involved in class action settlements funds, tax and consulting services for clients in real estate, manufacturing, consulting and various other businesses.

Mr. Stein attended C.W. Post Campus of LIU where he earned a Bachelor of Science Degree in Accounting.

Eric Seidel currently serves as Vice Chairmen of eAutoclaims, Inc (OTC/BB: EACC) and recently took that role since January of 2007. Prior to becoming Vice Chairmen of the company, he serves as President/CEO since 2000. During the period of time the company grew from $1.7M a year in revenues to over $13M in 2006. Mr. Seidel is considered a pioneer in the online Insurance claims processing industry and eAutoclaims is recognized as a leader in the industry.

Mr. Seidel also serves as a Local City Councilman in the City of Oldsmar Florida, he will hold the elected office of Seat 4 until March 2010.

As compensation for serving on the board, the Company has issued 50,000 shares to each new director.

(c) Exhibits.

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web2 Corp.

By:	/s/ William Mobley
William Mobley, CEO

Date: February 21, 2007